Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF TEXAS
houston DIVISION

)
In re:	)	Chapter 11
)
TAILORED BRANDS, INC., et al.,[1]	)	Case No. 20-33900 (MI)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF OCCURRENCE OF THE

EFFECTIVE DATE OF THE FIFTH AMENDED JOINT PLAN OF

REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE THAT, on November 13, 2020, Marvin Isgur, United States Bankruptcy Judge of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered the Order Confirming the Fifth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1221] (the “Confirmation Order”), confirming, as modified therein, the Debtors’ Fifth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1216] (the “Plan”).2

PLEASE TAKE FURTHER NOTICE THAT, copies of the Confirmation Order, the Plan, and all documents filed in these Chapter 11 Cases are available free of charge by visiting http://cases.primeclerk.com/TailoredBrands. You may also obtain copies of any pleadings by visiting the Bankruptcy Court’s website at https://ecf.txsb.uscourts.gov in accordance with the procedures and fees set forth therein.

PLEASE TAKE FURTHER NOTICE THAT, the Effective Date of the Plan occurred on December 1, 2020.

PLEASE TAKE FURTHER NOTICE THAT, unless otherwise provided by the Plan, the Confirmation Order, any other applicable order of the Bankruptcy Court, or agreed to by the Holder of an Allowed Administrative Claim and the Debtors, all requests for payment of Administrative Claims must be filed and served on the Debtors no later than January 15, 2021 (the “Administrative Claims Bar Date”). Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, or their property and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any action by the Bankruptcy Court.

[1]	A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ claims and noticing agent at http://cases.primeclerk.com/TailoredBrands. The location of the Debtors’ service address in these Chapter 11 Cases is: 6100 Stevenson Boulevard, Fremont, California 94538.

[2]	Capitalized terms used but undefined herein shall have the meanings given to them in the Plan or the Confirmation Order, as applicable.

PLEASE TAKE FURTHER NOTICE THAT, unless otherwise provided by an order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases pursuant to the Plan or the Confirmation Order must be filed with the Claims and Noticing Agent and served on the Debtors or Reorganized Debtors, as applicable, no later than thirty (30) days after the entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.F of the Plan, including any Claims against any Debtor listed on the Schedules as unliquidated, contingent, or disputed.

PLEASE TAKE FURTHER NOTICE THAT, the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, and any Holder of a Claim against or Interest in the Debtors, and such Holder’s respective successors and assigns, regardless of whether such Holder (a) will receive any property or interest in property under the Plan, (b) has filed a Proof of Claim or Interest in the Chapter 11 Cases, or (c) failed to vote to accept or reject the Plan or affirmatively voted to reject the Plan.

2

Houston, Texas
December 1, 2020

/s/ Matthew D. Cavenaugh
Matthew D. Cavenaugh (TX Bar No. 24062656)	KIRKLAND & ELLIS LLP
Kristhy Peguero (TX Bar No. 24102776)	KIRKLAND & ELLIS INTERNATIONAL LLP
Veronica A. Polnick (TX Bar No. 24079148)	Joshua A. Sussberg, P.C. (admitted pro hac vice)
Victoria Argeroplos (TX Bar No. 24105799)	Christopher Marcus, P.C. (admitted pro hac vice)
JACKSON WALKER L.L.P.	Aparna Yenamandra (admitted pro hac vice)
1401 McKinney Street, Suite 1900	601 Lexington Avenue
Houston, Texas 77010	New York, New York 10022
Telephone: (713) 752-4200	Telephone: (212) 446-4800
Facsimile: (713) 752-4221	Facsimile: (212) 446-4900
Email: mcavenaugh@jw.com	Email: joshua.sussberg@kirkland.com
kpeguero@jw.com	cmarcus@kirkland.com
vpolnick@jw.com	aparna.yenamandra@kirkland.com
vargeroplos@jw.com
-and-
Co-Counsel to the Debtors
and Debtors in Possession	James H.M. Sprayregen, P.C.
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200
Email: james.sprayregen@kirkland.com

Co-Counsel to the Debtors
and Debtors in Possession